UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _____)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SOMNIGROUP INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with ongoing shareholder engagement efforts, Somnigroup International Inc. (the "Company" or "Somnigroup") is providing the below update and background information related to Proposal No. 4 in its definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2026 (the "Proxy Statement"), with respect to the approval of an amendment to the Company's amended and restated certificate of incorporation to increase the number of authorized shares of the Company's common stock, par value $0.01 per share (the "common stock").

Subsequent to the filing of the Proxy Statement, the Company has determined to pursue a stock split of the Company's common stock (the "stock split"), the terms of which would be subject to market conditions and final approval by the Company's Board of Directors (the "Board"). The stock split would be effected using the shares of common stock proposed to be authorized pursuant to Proposal No. 4, and accordingly would be subject to approval of Proposal No. 4.

The decision to pursue the stock split follows significant appreciation of the trading price of Somnigroup common stock, and is intended to ensure that earning and buying whole shares of Somnigroup common stock is within reach for all Somnigroup investors and employees. Because the stock split would be subject to prevailing market conditions, among other factors, there can be no assurance that the stock split will be effected, or as to the timing or terms thereof.

Forward-Looking Statements This communication contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies and other information that is not historical information. When used in this release, the words "assumes," "estimates," "expects," "guidance," "anticipates," "might," "projects," "plans," "proposed," "targets," "intends," "believes," "will," "contemplates" and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding any potential stock split by the Company and its potential approval by the Board. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, that the Board will approve the stock split, that the stock split will be effected or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include the ability to close the pending Leggett & Platt, Incorporated ("Leggett & Platt") acquisition, which depends on the satisfaction of customary closing conditions, including approval by Leggett & Platt's shareholders and receipt of applicable regulatory approvals; the ability to successfully integrate Leggett & Platt and our previously acquired Mattress Firm Group, LLC and subsidiaries ("Mattress Firm") into the Company's operations and realize synergies from the transactions; the possibility that the expected benefits of the Leggett & Platt and Mattress Firm acquisitions are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for the Company's products and the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.